Exhibit 99.2

Customers Bank SM 1015 Penn Avenue Wyomissing, PA 19610 Contacts: Jay Sidhu, Chairman & CEO 610-935-8693 Richard Ehst, President & COO 610-917-3263 Investor Contact: James D. Hogan, CFO 484-359-7113

Customers Bancorp announces appointment of Robert E. Wahlman as Chief Financial Officer

WYOMISSING, PA – July 15, 2013, Customers Bancorp, Inc. (NASDAQ: CUBI) today announced that it has appointed Robert E. Wahlman as Chief Financial Officer of Customers Bancorp and its wholly-owned subsidiary Customers Bank, effective August 13, 2013.  Mr. Wahlman is expected to first join the Customers team as an Executive Vice President, effective August 5, 2013, prior to his transition to the role of Chief Financial Officer in mid-August.  “We are pleased to announce Bob Wahlman is joining the Customers Bank team”, stated Jay Sidhu, Chairman and CEO of Customers Bancorp, Inc.”  His 25 years in the financial service industry has given him the knowledge to assist in the management and growth of the bank.  Our entire management team looks forward to working with Bob.”

Before joining Customers, Mr. Wahlman was Executive Vice President and Chief Financial and Investment Officer of Doral Financial Corporation, a bank holding company with principal operations in Puerto Rico and growing operations in the New York City metropolitan area and northwest Florida.  Mr. Wahlman’s experience prior to Doral Financial Corporation included serving as Chief Financial Officer of various affiliates of Merrill Lynch & Co., including its U.S. Bank Group, Merrill Lynch Bank USA, and Merrill Lynch Bank and Trust. Before Merrill Lynch & Co., Mr. Wahlman was with CIGNA Corporation, a global health service company, serving as Controller and Chief Accounting Officer of CIGNA’s four life insurance subsidiaries. Mr. Wahlman is a Certified Public Accountant and holds a Bachelor of Arts degree in Economics and History and a Master of Business Administration degree with a concentration in Finance from the University of Arkansas.

Mr. Wahlman will succeed James D. Hogan who will retire as Interim Chief Financial Officer of the Company and the Bank, effective August 13, 2013.  Mr. Sidhu commented “The bank is very grateful and appreciative of Jim’s efforts in filling this critical role over the last ten months.  His efforts as CFO and, prior to that, Director of Enterprise Risk Management, have made a significant contribution over the last three years to the success of Customers Bancorp.  Management and the board wish him well in his future endeavors.”

About Customers Bancorp, Inc. and Customers Bank

Customers Bancorp, Inc., based in Wyomissing, Pennsylvania, is a bank holding company for Customers Bank. Customers Bank is a state-chartered, full-service bank headquartered in Phoenixville, Pennsylvania. Customers Bank is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation. With assets of approximately $3.5 billion at March 31, 2013, Customers Bank provides a full range of banking services to small and medium-sized businesses, professionals, individuals and families through branch and office locations in Pennsylvania, New York, New Jersey, Rhode Island and Massachusetts. Customers Bank is focused on serving its targeted markets with a growth strategy that includes strategically placed branches throughout its market area and continually expanding its portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as amended, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.